Exhibit 4.2

BANDAG, INCORPORATED
STOCK APPRECIATION RIGHTS AGREEMENT

        THIS AGREEMENT, by Bandag, Incorporated, a ___________ corporation (the “Company”), and ____________________, an employee of the Company or an Affiliate (the “Participant”), sets forth the terms and conditions of the stock appreciation right (“SAR”) granted to the Participant under the Bandag, Incorporated 2004 Stock Grant and Awards Plan (the “Plan”).

1.    Grant of SAR. The Management Continuity and Compensation Committee of the Board of Directors of the Company (the “Committee”) has awarded to you an SAR with respect to the Class A common stock of the Company, subject to the terms and conditions of this Agreement and subject to approval of the Plan by the Company’s shareholders.

2.    General Terms of Your SAR.

The number of Shares subject to this SAR (the “SAR Shares”) is: ________________________

The “Grant Price” of each SAR Share is: $________________________

The “Grant Date” of this SAR is: ________________________

The “Expiration Date” of your right to exercise a SAR Share is: 5:00 p.m. (EST) on the tenth (10th) anniversary of the Grant Date. However, your right to exercise this SAR may terminate before the Expiration Date as discussed in Section 4.

3.    Conditions of Exercise.

a.	Conditions of Exercise. Subject to the provisions of the Plan and this Agreement, you may exercise the SAR only after the SAR Shares are vested, and only before the Expiration Date or the termination date described in Section 4.

b.	Vesting of SAR. Your SAR Shares will vest as follows, provided you are an employee of the Company or an Affiliate on the applicable vesting date:

i.	25% of the SAR Shares will vest on the first anniversary of the Grant Date;

ii.	an additional 25% of the SAR Shares will vest on the second anniversary of the Grant Date;

iii.	an additional 25% of the SAR Shares will vest on the third anniversary of the Grant Date; and

iv.	the remaining 25% of the SAR Shares will vest on the fourth anniversary of the Grant Date.

If, however, you terminate employment from the Company or an Affiliate as a result of death, Disability or Retirement prior to becoming fully vested, your SAR Shares will vest in full as of the date of your termination.

Except for death, Disability or Retirement, those SAR Shares that are not vested as of the date of your termination of employment from the Company or an Affiliate shall automatically and without notice terminate and be cancelled effective as of the date of such termination.

4.    Termination of Employment. The following paragraphs apply in the event of your termination of employment from the Company or an Affiliate prior to the Expiration Date. In no event, however, will the periods described in this Section 4 extend the term of the SAR beyond its Expiration Date or beyond the date the SAR is otherwise cancelled pursuant to the terms of the Plan.

a.	Termination Due to Death. If your employment with the Company or an Affiliate is terminated by reason of death, your estate or other person or persons that acquire your rights under the SAR by will or by the laws of descent and distribution, may exercise the SAR until the first (1st) anniversary of the date of your death.

b.	Termination Due to Disability. If you terminate employment from the Company or an Affiliate by reason of a Disability, you (or your legal representative) may exercise the SAR until the first (1st) anniversary of the date of such termination.

c.	Termination Due to Retirement. If you terminate employment from the Company or an Affiliate by reason of Retirement, you (or your legal representative) may exercise the SAR until the third (3rd) anniversary of the date of such termination.

d.	Termination for Any Other Reason. If you terminate employment from the Company or an Affiliate for any reason not described above, you may exercise the SAR, to the extent the SAR Shares are vested as of the date of such termination of employment, for a period of three (3) months after the date of such termination.

5.    Exercise of SAR. You may exercise the SAR, to the extent the SAR Shares are vested, by delivering written notice to the Secretary of the Company, on the form attached hereto, specifying the whole number of vested SAR Shares to which the notice relates.

Upon delivery of the notice of exercise, you will be entitled to a payment from the Company of an amount equal to the number of SAR Shares specified in the notice multiplied by: (a) the Fair Market Value of a share of Stock (determined as of the date the Company receives your notice of exercise form), reduced by (b) the Grant Price for an SAR Share.

Payment will be made as soon as practicable after the Company processes your exercise. Payment will be made in shares of Stock having a Fair Market Value (determined as of the date the Company receives your notice of exercise form) equal to the amount of the payment due. Any fractional shares will be paid in cash. Your payment may be reduced by an amount the Company or an Affiliate deems necessary to satisfy its liability to withhold Federal, state or local income taxes or other taxes due by reason of the exercise. Alternatively, the Company or an Affiliate may reduce compensation that is otherwise payable to you by the amount the Company or an Affiliate deems necessary to satisfy its liability to withhold Federal, state or local income taxes or other taxes due by reason of the exercise.

6.    Change of Control. Upon a Change of Control, the provisions of Section 17 of the Plan shall apply.

7.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this SAR Agreement shall in no way be a waiver of such provision or of any other provision hereof.

8.    Participant Bound by Plan. You hereby acknowledge receipt of a copy of the Plan and agree to be bound by all the terms and provisions thereof. The terms of the Plan are expressly incorporated into this Agreement by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern. Any capitalized terms not defined herein will have the meanings given in the Plan. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the Plan’s amendment provisions, and to such rules, regulations and interpretations relating to the Plan or this Agreement as are adopted by the Committee and in effect from time to time. By signing below, you agree and accept on behalf of yourself, and your heirs, legatees and legal representatives, that all decisions or interpretations of the Committee with respect to the Plan or this Agreement are binding, conclusive and final.

IN WITNESS WHEREOF, the parties have executed this Stock Appreciation Rights Agreement on the _____ day of ____________, 200___.

BANDAG, INCORPORATED:
By_____________________________
Its:_____________________________
PARTICIPANT: _____________________________

BANDAG, INCORPORATED
NOTICE OF STOCK APPRECIATION RIGHT (SAR) EXERCISE

You are encouraged to consult your personal financial or tax advisor prior to exercising your SAR.

Please complete and sign this Form and send it to:

Or fax it to:

An incomplete form may cause a delay in processing your SAR exercise.

PART 1:    PARTICIPANT INFORMATION:    Please complete the following:

Name:__________________________________________________

Street Address:__________________________________________________

City: ___________________ State:____________ Zip Code:____________

Work Phone #: (_____) - ____- ________ Home Phone #: (_____) - ____- ________

Social Security #: ______ – _____ – _______

PART 2:    DESCRIPTION OF SAR(s) SHARES BEING EXERCISED Please complete the following for the SAR(s) Shares to which this notice relates.

Date of Grant	Grant Price	Number of Vested SAR Shares

$

$

$

$

$

PART 3:    ACKNOWLEDGEMENTS AND SIGNATURE

        I hereby acknowledge that I have received and read a copy of the Bandag, Incorporated 2004 Stock Grant and Awards Plan and the prospectus for such plan, and understand the tax consequences of an exercise.

Signature: _______________________________	Date: _________________________

******

To be completed by _____________________________:

Received by: __________________________________________________

Date received: __________________________________________________

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